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                                                                   EXHIBIT 10.5

                                   SUBLEASE

     This Sublease is entered into as of February 18, 1999 by and between BOCA GLOBAL, INC., a Florida corporation, ("Sublessor") and VA RESEARCH, INC., a California corporation, ("Sublessee"). Terms not specifically defined herein are as defined in the Master Lease.

     A. Sublessor, as Tenant, is leasing from Bordeaux Partners LLC, a California limited liability company ("Master Lessor") those certain premises located at 1380 Bordeaux Drive, Sunnyvale, California ("Premises") pursuant to that certain lease dated June 2, 1998, (the "Master Lease"). Sublessee acknowledges having reviewed a copy of the Master Lease, which is attached hereto as Exhibit A.

     B. Sublessor desires to lease the Sublessee and Sublessee desires to lease from Sublessor the Sublease Premises (as defined below) on the terms and conditions set forth in this Sublease.

1.   SUBLEASE PREMISES

     a. Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Sublease Premises together with the appurtenances thereto, situated in the City of Sunnyvale, County of Santa Clara, State of California commonly known and described as the Bordeaux Building, and initially consisting of approximately 20,946 rentable square feet, to be expanded by an additional 8,380 rentable square feet pursuant to the terms of the Lease hereinafter set forth. The actual rentable square footage shall be determined by Sublessor and Sublessor's architect, subject to architectural design and compliance with governmental codes. However, if the actual rentable square footage differs from 20,946, and 8,380 respectively, the Rent payable by Sublessee hereunder shall not be adjusted. The Sublease Premises are shown on the site plan attached hereto as Exhibit B. Sublessee shall also have the non-exclusive use in common with Sublessor of (i) the common areas of the Premises and the Building which are indicated on Exhibit B as common areas; and (ii) the "Outside Areas" (as defined in the Master Lease).

     b. Sublessee will be taking possession of the Sublease Premises "as is," in its condition existing on the date of delivery of the Sublease Premises to Sublessee. Sublessee acknowledges that Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any representations or warranties of the Sublessor regarding the physical condition of the Sublease Premises. Sublessor makes no representations or warranties regarding the condition of the Sublease Premises except that Sublessor warrants and represents that, to the best of its knowledge, it is not aware of any material defects in the condition of the Sublease Premises as of the date of this Sublease. Sublessee acknowledges that the square footage of the Sublease Premises as specified in Subparagraph 1.a is an estimate and that Sublessor does not warrant the exact square footage of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the
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square footage of the Sublease Premises as that ultimately is determined by
Sublessor and Sublessor's architect as set forth in Section 1.a above.

2.    INCORPORATION OF MASTER LEASE

      This Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby accepts and agrees to perform all of the obligations of Sublessor as Sublessee under the Master Lease accruing during the term of this Sublease to the extent such obligations are applicable to the Sublease Premises and all of the terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord, Tenant and Demised Premises to be deemed to refer to Sublessor, Sublessee, and Sublease Premises respectively), excepting only Article 1, Section 1.1: Intended Commencement Date, Intended Term, Lease Expiration Date, First Month's Prepaid Rent, Tenant's Security Deposit, Tenant's Broker; Article 2, Sections 2.3, 2.4, and 2.5; Article 3, Sections 3.1, 3.6 and 3.8; Article 12, Section 12.4; Article 14, Section 14.2; Article 15; Exhibit C; Exhibit D; and the Lease Guaranty, and as set forth in Paragraph 9 below. In the event of any conflict or inconsistency between the incorporated terms of the Master Lease and the terms of the Sublease which are set forth in full, the terms of the Sublease which are set forth in full shall prevail to the extent of any such inconsistency, it being understood that in any event the Sublease provisions are subject to the Master Lease provisions.

As an inducement to Sublessee to enter into this Sublease, Sublessor represents and warrants that: (i) the form of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy and has not been modified in any respect; and (ii) to the best of Sublessor's knowledge:

      (A) the Master Lease is in full force and effect;

      (B) there exists no default or event of default under the Master Lease by either Master Lessor or Sublessor; and

      (C) no event has occurred which, with the giving of notice or the passage of time, or both, could constitute such a default or event of default.

3.    TERM AND RENTAL COMMENCEMENT

      a. The term of this Sublease shall be for the period commencing upon the date this Sublease has been fully executed and consented to by Master Lessor in writing ("Sublease Commencement Date") and ending on September 30, 2002, unless earlier terminated pursuant to the provisions of this Sublease.

      b. In the event of the termination for any reason of Sublessor's interest as tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublessor to Sublessee; provided, however, that Sublessor may be liable to Sublessee for any termination of the Sublease that results from Sublessor's breach of the Master Lease, so long as such breach is not caused in whole or in part by Sublessee. Notwithstanding anything to the



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contrary in this Sublease, so long as Sublessee is not in default under this
Sublease beyond the applicable cure period, Sublessor shall (i) not modify or amend any provisions thereof which may negatively affect the rights of Sublessee under the Sublease without Sublessee's prior written consent; (ii) pay the rent due and perform all of Sublessor's other obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such other obligations under this Sublease; or (iii) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Master Lessor to terminate the Master Lease or declare any provision thereof to have become ineffective (except if caused in whole or in part by Sublessee's actions or inactions). Notwithstanding the foregoing, nothing in this Sublease shall prohibit Sublessor from exercising its rights or remedies as the tenant under the Master Lease.

        c. Commencing with the Sublease Commencement Date, Sublessee shall be allowed occupancy of the Sublease Premises for the purposes of constructing Sublessee's Tenant Improvements. In addition, Sublessee shall be permitted to occupy the existing lunchroom and the existing conference room at the front of the Sublease Premises with no more than fifteen (15) employees, provided that the Sublessee does not interfere with the construction of the Tenant Improvements. Any occupancy of the Sublease Premises by Sublessee shall be pursuant to the terms and conditions of this Sublease and the Master Lease, except for the obligation to pay rent prior to the Rent Commencement Date. In the event the Sublessee is permitted by Sublessor to utilize any of Sublessor's telephonic communication equipment, systems, or connections, including any internet connections, such use shall be at Sublessee's sole risk and Sublessor does not, in any manner, warrant to the quality or condition of such services or systems.

        d. In the event Sublessee's Tenant Improvements are not completed by March 15, 1999 for any reason, then Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended by such delay; provided, however, that in the event Sublessee's Tenant Improvements are not completed by March 15, 1999 as a result of Sublessor's gross negligence or willful misconduct, or a material breach by Sublessor of its obligations under this Sublease, the Rent Commencement Date shall be extended one day for each day of such delay.

4.      USE

        a. Sublessee shall be entitled to use the Sublease Premises solely for the research and development of software and hardware, storage and distribution, offices, marketing and other related legal uses as limited pursuant to the Master Lease and for no other purpose without the consent of Sublessor. Sublessee agrees that its use shall comply with all applicable governmental laws and ordinances, and that it shall not use or permit the Sublease Premises to be used for any purposes other than those described above. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease.

        b. Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work on or to the Sublease Premises or to any other portion of


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the property and/or building of which the Sublease Premises are a part, required by applicable governmental laws, rules, orders and ordinances because of the particular use to which the Sublease Premises are put by Sublessee, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990 due to Sublessee's particular use of the Sublease Premises or due to changes or alterations to the Sublease Premises made or proposed to be made by Sublessee.

5.   RENTAL

     a. Rent Commencement Date. Sublessee shall pay Rent to Sublessor as follows, without offset or deduction for the Sublease Premises, in advance, in lawful money of the United States. Rent for the partial month shall be prorated on the basis of the number of days in such month. The rent commencement date shall be the earlier of (i) Sublessee's occupancy for purposes other than as permitted in Section 3.c of this Sublease, or (ii) "Substantial Completion" of the Sublessee's Tenant Improvements, or (iii) March 15, 1999, ("Rent Commencement Date"). Notwithstanding the foregoing, in the event Sublessor fails to give its approval or detailed reasons for disapproval of Sublessee's proposed Tenant Improvement plans and specifications within five (5) business days after receipt thereof, Sublessee shall be entitled to one (1) day of delay in the Rent Commencement Date for each day of delay of Sublessor in providing such approval or reasons for disapproval.

     "Substantial Completion" shall occur when the Tenant Improvements have been constructed in accordance with the approved drawings and specifications, excepting only minor or insubstantial details of construction, decoration or mechanical adjustments which do not materially affect the use of the Sublease Premises.

     b. Base Monthly Rental. The term "Base Monthly Rent" shall mean the following: [*] per month from the Rent Commencement Date for the first 12 months after the Rent Commencement Date. Beginning on the 13th month of the term, and annually thereafter, such rent shall be increased to reflect the change in the Consumer Price Index ("CPI") for the 12-month period ending 11 months after the Rent Commencement Date, but in no event shall Base Monthly Rent be increased less than 3% per annum compounded annually nor more than 4% per annum compounded annually for such 12 month period.

     c. Prepaid Base Monthly Rent. Sublessor acknowledges receipt from Sublessee, on the execution hereof the sum of [*] to be applied against rent for the first month of the Sublease Term to be paid hereunder.

     d. Operating Expenses. Sublessee shall pay to Sublessor, as Additional Rent, its prorata share (based on rentable square footage leased) of all Property Operating Expenses (as defined in the Master Lease) required to be paid by Sublessor pursuant to the terms of the Master Lease. Sublessee shall further pay to the Sublessor its prorata share of all utilities incurred by Sublessor with respect to the facilities utilized between the parties, as indicated on Exhibit B. Sublessee's prorata share shall be adjusted to reflect the increased square footage subleased by the Sublessee upon its expansion pursuant to the provisions of Section 14 below. The provisions



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* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

of this Section 5.d shall survive the expiration or sooner termination of this Sublease. Upon the election of the Sublessor, Sublessor and Sublessee agree to install separate meters for such utilities as to Sublessee's space. The cost of the installation of such meters shall be equally shared by Sublessee and Sublessor.

6.       NOTICES

         All notices and demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and effective the next business day after depositing with a nationally recognized overnight courier service such as Federal Express or five (5) days after depositing in the United States certified mail, return receipt requested, postage prepaid, and addressed to Sublessor or Sublessee, as the case may be, at the address set forth below or at such other address as they may designate from time to time. All rent and other payments due under this Sublease or the Master Lease shall be made to Sublessor at the same address.

         To Sublessor:                     To Sublessee:
         BOCA GLOBAL, INC.                 VA RESEARCH, INC.
         Attn: Marty Ritchason             1380 Bordeaux Drive
         C/O 1377 Clint Moore Road         Sunnyvale, California
         Boca Raton, FL 334487

         With a copy to:                   With a copy to:
         Robert W. Federspiel, Esq.        G. Alex Giovannotto, Esq.
         501 E. Atlantic Avenue            Wilson Sonsini Goodrich & Rosati
         Delray Beach, FL 33483            650 Page Mill Road
                                           Palo Alto, California 94304

7.       HAZARDOUS MATERIALS

         Sublessee shall not store, use or dispose of any Hazardous Materials in, on, under or around the Sublease Premises except as provided in Article 4,
Section 4.11 of the Master Lease. Sublessee will indemnify, defend and hold Sublessor harmless from any judgment, damages, losses, claims, actions, attorneys' fees, consultant's fees, costs or expenses which result from Sublessee's or any of Sublessee's agents (including employees, contractors and visitors) use, storage, or disposal of Hazardous Materials in or about the Sublease Premises. The provisions of this paragraph shall survive the expiration or termination of the Sublease.

8.       DEFAULTS

         The default provisions are articulated in the Master Lease.

9.       PROVISIONS OF MASTER LEASE

         Notwithstanding anything to the contrary contained in this Sublease:

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      a.    Sublessee shall indemnify and hold both Sublessor and Master Lessor harmless pursuant to the provisions of Article 8, Section 8.2 and any other indemnity provision of the Master Lease:

      b. The obligations of Master Lessor under the Master Lease shall remain the obligations of Master Lessor and shall not be assumed by Sublessor;

      c. The right of entry of Master Lessor under Article 4, Section 4.9 of the Master Lease shall be the right of each of Master Lessor and Sublessor;

      d. Sublessee shall pay Sublessor a late charge and interest, as provided in Article 3, Section 3.4 of the Master Lease, if any sums due are not received by Sublessor within five (5) days after same becomes due; and

      e. Any assignment or subletting by Sublessee of the Sublease or the Sublease Premises shall be governed by Article 7 of the Master Lease, and the term "Landlord" in Article 7 shall mean each of Master Lessor and Sublessor. Notwithstanding the foregoing, Sublessee may not sublet the Sublease Premises to more than two (2) subtenants.

      f. Sublessor shall assist Sublessee with enforcing the obligations of Master Lessor under the Master Lease at Sublessee's request, as follows: (i) Sublessor shall (a) upon Sublessee's written request, immediately notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor performs its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), to obtain the performance required from Master Lessor under the Master Lease, provided that Sublessee pays all costs and expenses incurred by either party in connection with any such lawsuit or other action.

      g. In the event that Sublessor defaults in the performance or observation of any of Sublessor's obligations under the Master Lease, Sublessee, upon receipt of written notice from Master Lessor of the occurrence of such default, shall have the right, but not the obligation, to cure such default on behalf of Sublessor.

      h. Sublessee shall have the right to terminate the Sublease hereunder if Sublessor has the right to terminate the Master Lease as to the Sublease Premises.

      i. Sublessee shall be entitled to a prorata share of any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the term of this Sublease and relates to the Sublease Premises.

10.   ALTERATIONS

      Sublessee shall make no alterations, additions or improvements in or to the Sublease Premises without the prior written consent of Sublessor and Master Lessor. Any such approved


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alterations, additions or improvements shall be installed in accordance with the provisions of Article 6 of the Master Lease, and the provisions of this Section 10.

         Sublessee's tenant improvements which Sublessee proposes to make prior to occupancy of the Sublease Premises ("Tenant Improvements"), once such Tenant Improvements are approved by Sublessor and Master Lessor, shall be performed by Mason Property Company ("Contractor"). Sublessee shall enter into a contract with Contractor for the construction of the Tenant Improvements, which contract shall be subject to the review and approval of Sublessor. All Tenant Improvements shall be installed with new materials in a good and workman-like manner. Sublessee shall have the right to put the subcontractor's work out for competitive bidding. The construction contract shall provide that Contractor shall indemnify, defend and hold Master Lessor, Sublessor and Sublessee harmless from and against all claims, liens, damages, liabilities, costs and expenses (including without limitation attorney's fees actually incurred) arising out of or related to the acts or omissions of Contractor or its employees, agents, invitees, guests, subcontractors or suppliers. Contractor shall be required to carry general liability insurance in an amount not less than $1,000,000, protecting Master Lessor, Contractor and Sublessor against claims arising out of or related to the Tenant Improvements and the performance thereof. Contractor shall carry Worker's Compensation insurance for its own employees. Certificates of insurance naming the Master Lessor and Sublessor as an additional insured shall be provided to Sublessor before commencement of construction.

         Sublessee shall obtain contingent liability and broad form builder's risk insurance in an amount satisfactory to Sublessor and Master Lessor in its reasonable discretion to cover any perils relating to the proposed Tenant Improvements. Prior to the commencement of any construction in the Sublease Premises, Sublessee shall deliver to Sublessor, a copy of the certificate for such insurance, which shall name Sublessor and Master Lessor as additional insureds.

         Sublessor shall provide Sublessee a Tenant Improvement Allowance in an amount up to [*] for Sublessee's initial interior improvements to the Sublease Premises. Such Tenant Improvement Allowance shall be paid to Sublessee when: (i) Substantial Completion of the Tenant Improvements has been achieved; (ii) Contractor has submitted, an invoice for payment of the construction costs for the Tenant Improvements; (iii) Sublessor has inspected the Work (provided such inspection is made within five (5) business days after notice from Sublessee to Sublessor, with such inspection being deemed conducted, if Sublessor fails to conduct the inspection within such five (5) business day period); (iv) all required governmental inspections, permits and approvals have been obtained; and
(v) Contractor has supplied Sublessor with the appropriate unconditional lien releases in statutory form for all tenant improvement work in the Sublease Premises, from all persons who may become claimants, or in the alternative, Sublessee has provided a statutory lien release bond for the Tenant Improvements.

         In the event Sublessor fails to pay to Sublessee the Tenant Improvement Allowance within five (5) days after Sublessee's request and completion of the items described in clauses (i), (ii), (iii), (iv) and (v) above, then interest shall accrue on the unpaid amount at the interest rate Of nine percent (9%) per annum until paid.

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* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

     Sublessee shall repay to the Sublessor such total Tenant Improvement Allowance in equal monthly installments, as and when Base Monthly Rent is due, together with interest at the rate of nine percent (9%) per annum amortized over the Sublease term, as additional rent, the first such installments (i.e. those related to the months of the Sublease term prior to and as of the TI Allowance Repayment Commencement Date) being due upon the "TI Allowance Repayment Commencement Date" which is defined as the first day of the calendar month immediately following: (i) Rent Commencement Date; and (ii) Sublessor's payment of the Tenant Improvement Allowance.

     Sublessor approves the final plans and specifications ("Final Plans") attached to this Sublease as Exhibit D. Sublessee shall obtain Master Lessor's approval of Exhibit D. All plans and specifications for the Tenant Improvements (other than Sublessor's approval of the Final Plans which are hereby approved by Sublessor) must be agreed upon in writing by the Sublessor, the Sublessee, and the Master Lessor. If Sublessee desires to make changes to the Final Plans ("Plan Changes"), Sublessor shall not unreasonably withhold its approval of such changes. Sublessor agrees to approve or give detailed reasons for disapproval any Plan Changes submitted to it within five (5) business days after receipt of same. In the event the Sublessee shall expend more than the Tenant Improvement Allowance as provided for above, the Sublessee shall bear the sole cost of such improvements. All kitchen equipment and cabinetry located within the Sublease Premises shall remain the property of the Sublessor. Notwithstanding anything to the contrary in Section 6.1 of the Master Lease or in this Sublease, Sublessee shall not be required to remove at the end of the Sublease term all or any portion of the Tenant Improvements which have been approved by Master Lessor and Sublessor.

11.  PEST CONTROL

     Sublessee agrees that any exterior and interior pest control of the Sublease Premises undertaken by Sublessee will be done using an Integrated Pest Management (IPM) method. In the event Sublessee undertakes to perform such pest control, Sublessee agrees to notify Sublessor of Sublessee's choice of a pest control vendor. Sublessee shall obtain Sublessor's prior written consent to the treatment procedures and the treatment plan recommended by Sublessee's pest control vendor. If Sublessee's pest control vendor recommends the use of chemicals for additional action, Sublessee shall utilize only safe, nontoxic organic chemicals. In no event shall Sublessee permit its pest control vendor to spray toxic chemicals (including herbicides) in or around the Sublease Premises without obtaining Sublessor's prior written consent. If Sublessee violates this
Section 11, Sublessee shall be required to completely abate residue of any disallowed chemicals to the extent required by law and by the Master Lease.

12.  SURRENDER AND HOLDOVER

     Upon the expiration or earlier termination of this Sublease, Sublessee shall promptly quit and surrender to Sublessor the Sublease Premises broom clean, in the same condition as received, ordinary wear and tear and loss by fire and other casualty excepted. Sublessee shall removal all of its movable furniture and other effects. If Sublessee fails to so vacate the Sublease Premises on a timely basis as required, Sublessee shall be responsible to Sublessor and to Master Lessor


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for all costs, expenses, attorneys fees and damages (including but not limited to any amounts required to be paid to third parties who were to have occupied the Sublease Premises) incurred by Sublessor and/or Master Lessor as a result of such failure to vacate, plus interest thereon at the rate of the lesser of 18% per annum or the maximum rate allowed by law, on all amounts not paid by Sublessee within ten (10) days of demand.

13.  SECURITY DEPOSIT

     Concurrently with Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the sum of two (2) months' Base Monthly Rent as a non-interest bearing security deposit for Sublessee's performance under this Sublease. In no event will Sublessee be entitled to have access to or require any portion of Sublessor's deposit with the Master Lessor. Additionally, the Sublessee shall provide to the Sublessor a further security deposit in the form of an irrevocable letter of credit, in form and from a financial institution reasonably acceptable to Sublessor, in the principal amount equal to three (3) months' Base Monthly Rent. In the event that the Sublessee shall not have committed an Event of Default at any time under the terms of this Sublease, the said letter of credit shall expire at the end of eighteen (18) months following the Commencement Date of the term of this Sublease. Further, upon the expansion of the space by Sublessee pursuant to Article 14 below, the Sublessee shall immediately pay to the Sublessor an additional cash security deposit representing two (2) months' Base Monthly Rent for such Expansion Space, as determined in accordance with Article 14 of this Sublease. Except to the extent provided above, the provisions of Article 3, Section 3.7 of the Master Lease with respect to Sublessor's rights with regard to the Security Deposit shall apply.

14.  EXPANSION

     Upon the eighteenth (18th) month following the Sublease Commencement Date, subject to an earlier date being determined in accordance with the following sentences, the Sublease Premises shall be expanded by an additional 8,830 square feet, to include the rentable area shown as Area B on Exhibit B (the "Expansion Space").

     The Sublessee shall accept possession of and pay rent for the Expansion Space, and the Expansion Space shall be included in the Sublease Premises, at any time between the twelfth (12th) month and the eighteenth (18th) month following the Sublease Commencement Date upon the Sublessor providing the Sublessee ninety (90) days' advance written notice of such requirement. Such notice may be given by the Sublessor to the Sublessee up to ninety (90) days prior to the expiration of the twelfth (12th) month following the Lease Commencement Date.

     Rent for the Expansion Space shall commence upon the earlier of: (i) the date specified by Sublessor in the notice for expansion from Sublessor (with possession of the Expansion Space being delivered to Sublessee), (ii) the date of Sublessee's occupancy of the Expansion Space, or (iii) eighteen (18) months following the Commencement Date of this Sublease (with possession being delivered to Sublessee) and shall be equal to that rent per rentable square foot being paid by the Sublessor at the time of occupancy of the Expansion Space by Sublessee plus an additional charge of $0.02 per rentable square foot per month to be paid to Sublessor as

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additional rent (representing tenant improvement funds heretofore expended on such space by Sublessor), and such rent per rentable square foot shall be increased from time to time as and when Sublessee's Monthly Base Rent for the Sublease Premises is increased pursuant to the terms of Article 5 above.

     Except for any renovations to the Expansion Space which are necessary to allow Sublessor to have a separately demised and secure premises in the remainder of the Premises, an entrance to Sublessor's Premises off the lobby, and adequate additional entry and exists as required by the fire code, which renovations are shown in the preliminary space plan attached hereto as Exhibit F (as may be modified in an insubstantial manner or as required to obtain Master Lessor's approval), in the event any other alterations or additions are made (by any party other than Sublessee or its agents or contractors) to the Expansion Space during the period after the Sublease Commencement Date and prior to the date the Sublease Premises shall be expanded to include the Expansion Space, and if Sublessee so requests, Sublessor shall cause such alterations to be removed prior to the date the Sublease Premises shall be expanded to include the Expansion Space, provided Sublessee's request is given to Sublessor within five (5) days after Sublessor has notified Sublessee of such alteration.

     Any personal property located in the Expansion space shall remain the property of Sublessor and shall be removed by Sublessor from the Expansion space prior to delivery of possession to Sublessee.

15.  MISCELLANEOUS

     a. Brokers. Sublessor and Sublessee each represents and warrants to the other that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee with respect to this Sublease other than Cornish & Carey Commercial. Sublessee and Sublessor shall hold each other harmless from all damages resulting from its breach of the foregoing representation and warranty.

     b. Master Lessor's Approval. This Sublease (and delivery of possession of the Sublease Premises to Sublessee) is subject to Master Lessor's written approval in the form attached hereto as Exhibit E. Sublessor shall use all reasonable efforts to obtain Master Lessor's approval of this Sublease as soon as possible following execution of this Sublease, but in no event later than twenty (20) days after such execution. In the event that Master Lessor's approval as stated herein is not obtained within said twenty (20) day period, then either party may, by written notice to the other, terminate this Sublease at any time prior to obtaining the Master Lessor's approval, and each party shall be relieved of any further obligation to the other with respect to this Sublease.

     c. Right of First Offer. Sublessor, hereby grants to the Sublessee the right of first offer on the Expansion Space shown on Exhibit B within the building at any time prior to the Sublessee having accepted such space pursuant to Article 14 above, in the event the Sublessor shall propose to sublease such space to any third party. The rent for such Expansion Space to the Sublessee shall be determined in the manner set forth in Article 14 above. Sublessor hereby agrees to provide Sublessee written notice of its intention to sublease such Expansion Space, and Sublessee shall have fifteen (15) business days to accept or reject such Expansion Space. In the event Sublessee shall not provide Sublessor an acceptance or rejection of such Expansion Space within fifteen (15) business days following notice from Sublessor, the Sublessor shall be deemed to have rejected the offer to take the Expansion Space, and Sublessor shall be free to sublease the Expansion Space to any third party for a term ending no later than the end of the eighteenth (18th) month following the Lease Commencement Date. Nothing contained in this section, however, shall release or relieve Sublessor of its obligation to deliver possession of the Expansion Space to Sublessee as provided in Article 14 of this Sublease.

         d. Signage. The Sublessee shall be entitled to share equally the existing monument sign being constructed for Sublessor, and Sublessee shall have the obligation to pay one-half of the cost of such signage, provided that such signage shall be subject to the approval of Sublessee, Sublessor and the Master Lessor.

         e. Work Stations. The Sublessor hereby agrees to rent to the Sublessee, and Sublessee agrees to rent from Sublessor, all of the Personal Property within the initial Sublease Premises (prior to including the Expansion Space) listed on Exhibit C attached hereto and made a part hereof currently located within the subleased premises in their "as is" condition (which condition is not warranted to Sublessee), (collectively "Personal Property"), for the additional gross rent of * per month. Ownership of such Personal Property shall remain with Sublessor, and the Personal Property shall not be removed from the Sublease Premises. Sublessee shall return the Personal Property to Sublessor at the expiration or earlier termination of the Sublease Term in the same condition as received, normal wear and tear, acts of God, and casualty excepted.

         The parties acknowledge that Sublessee does not have the right or option to extend the term of this Sublease beyond September 30, 2002. However, in the event that Sublessor and Sublessee later decide to extend the term of this Sublease to be coterminous with the term of the Master Lease (which Sublessor and Sublessee have absolutely no obligation to do and which neither Sublessor or Sublessee has the right to require), then the agreement for the extension of the Sublease shall provide that (i) the rent for the Personal Property shall be reduced to [*] per month during such extended term, and (ii) Sublessee shall be entitled to obtain title to the Personal Property at the end of the extended term of the Subleasee for the consideration of One Dollar ($1.00), provided Sublessee is not then in default of the payment of rent or additional rent beyond any applicable cure period.


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

        f. Approvals. Except in so far as the Sublessor has the right to withhold its consent in its sole discretion or is given a certain number of days in which to withhold or provide consent pursuant to the terms of the Master Lease as incorporated herein or pursuant to the terms of this Sublease, whenever this Sublease requires an approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

"SUBLESSOR"                             "SUBLESSEE"

BOCA GLOBAL, INC.                       VA RESEARCH, INC.
a Florida corporation                   A California corporation

By: /s/ MARTY RITCHASON                 By: /s/ JOHN I. ANDERSON
   --------------------------------        ------------------------------------
   VP/Human Resources

                                        Print Name: John I. Anderson
                                                   ----------------------------

                                        Title: CFO
                                              ---------------------------------

Date Executed: 2-23-99                  Date Executed: 2-22-99
              ---------------------                   -------------------------

Address: 1377 Clint Moore Rd.           Address: 1235 Pear Ave., Suite 111
         --------------------------             -------------------------------

         Boca Raton, FL                 Mountain View, CA. 94043
-----------------------------------     ---------------------------------------

         33487
-----------------------------------     ---------------------------------------

                      EXHIBITS TO BE ATTACHED TO SUBLEASE

Exhibit A       Master Lease

Exhibit B       Site Plan of Sublease Premises

Exhibit C       Personal Property

Exhibit D       Final Plans

Exhibit E       Consent to Sublease

Exhibit F       Renovations to the Expansion Space

                                                                       EXHIBIT C

                          CUBICLE MATERIALS INVENTORY


1.   Panel

     A.   4'x5'H        168   Pcs.   (12 green, 156 beige)
     B.   3'x5'H        17    Pcs.   (1 green, 16 beige)
     C.   2'x5'H        53    Pcs.   beige
     D.   3'x4'H        28    Pcs.   beige
     E.   3'6"x4'H      13    Pcs.   beige
     F.   34"x3'H       17    Pcs.   beige
     G.   42"x3'H       13    Pcs.   beige

2.   Connectors

     A.   5' corners    51    Pcs.
     B.   5' 3 way      23    Pcs.
     C.   5' 4 way      00    Pcs.
     D.   33" corner    4     Pcs.
     E.   42" 4 way     18    Pcs.

3.   Others.

     A.   Chair                          40   (18 red, 8 gray, 10 blue, 4 black)
     B.   8'H bookshelf                  1    black
     C.   Lab chair                      2    blue
     D.   4 drawers cabinet              5    putty sand
     E.   3x5 desk                       1    wood grain
     F.   Lab table                      9
     G.   3'H bookshelf                  2    black
     H.   5'H bookshelf                  1    putty sand
     I.   4'x10' conference table        1
     J.   4 drawer lateral file cabinet  3    black
     L.   2 drawer lateral file cabinet  20   11 putty sand, 6 black, 3 cha/gray
     M.   Cubicle white board            17
     N.   Large white w/cover            2

4.   File cabinet for cubicle

     A.   2 drawers                      10   Black
     B.   3 drawers                      14   13 black, 1 brown, 1 charcoal/gray

5.   Cubicle lights     51

6.   Work surface materials

     A.   3'x2'           21    Pcs.
     B.   4'x2'6"         36    Pcs.
     C.   6'x2'           4     Pcs.
     D.   5'x2'           1     Pcs.
     E.   35"x2'          16    Pcs.
     F.   4'x2'           24    Pcs.
     G.   3x3 corner      11    Pcs.
     H.   4'x4' corner    42    Pcs.

7.   Power connectors     5     Pcs.

8.   Overhead bins for cubicle  40 sets

9.   Main Conference room

     5'x16' conference table with 15 chairs


                                                                    Jan 21, 1999

                                   EXHIBIT D

                            TENANT IMPROVEMENT FOR:

                                  VA RESEARCH

                              1380 BORDEAUX DRIVE
                             SUNNYVALE, CALIFORNIA

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                                  [BLUE PRINT]

                                 March 11, 1999

Boca Global, Inc.
Attention: Marty Ritchason
1377 Clint Moore Road
Boca Raton, FL 33487

   Re: Exercise of right of first offer

Dear Ms. Ritchason:

This is to advise you of the exercise of the right of first offer of VA Research, Inc. on the Expansion Space provided for under that certain Sublease between our companies dated as of February 18, 1999, and as more particularly provided for in Section 15(c). Such Expansion Space shall be governed by the Sublease, and particularly Section 14 thereof.

The effective lease commencement and rent commencement date shall be April 15, 1999.

Together with this letter, the undersigned hereby tenders the increased security deposit of two months representing such expansion space in the amount of * as well as the first month's rent with respect thereto in the amount of *, representing * per square foot base rent and $0.02 per square foot as additional rent for tenant improvement funds expended by Boca Global on such space.

Further, we hereby agree to rent those items of Personal Property located within the Expansion Space, as listed in Exhibit A attached to this letter, for the additional gross of $500.00 per month during the term of the lease. Ownership of such Personal Property shall remain with Sublessor, and the Personal Property shall not be removed from the Sublease Premises. Sublessee shall return the Personal Property to Sublessor at the expiration or earlier termination of the Sublease Term in the same condition as received, normal wear and tear excepted. Sublessee acknowledges that it does not have the right or option to extend the term of the Sublease beyond September 30, 2002. However, in the event that Sublessor and Sublessee later decide to extend the term of this Sublease to be coterminous with the term of the Master Lease (which Sublessor and Sublessee have absolutely no obligation to do and which neither Sublessor or Sublessee has the right to require), then the agreement for the extension of the Sublease shall provide that the rent for the Personal Property shall be reduced to Three Hundred Dollars ($300.00) per month during such extended term. As to this Personal Property, upon expiration of the Sublease, notwithstanding any provision of the Sublease to the contrary, title thereto shall revert to Sublessor.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

Further, we hereby agree that the postal address for all space leased by Sublessee under the Sublease will be 1382 Bordeaux Drive, and Boca Global, Inc. shall retain the postal address of 1380 Bordeaux Drive.

Please execute this letter agreement where indicated acknowledging our agreement, subject to the approval of the Master Lessor.

                                                Sincerely,

                                                VA RESEARCH, INC.

                                                By: /s/
                                                   --------------------------


Agreed to:
BOCA GLOBAL, INC.

By: /s/ MARTY RITCHASON
   --------------------------
    Marty Ritchason

Approved:
BORDEAUX PARTNERS LLC

By:
   --------------------------

                              ESTOPPEL CERTIFICATE



To:  California Bavarian Corporation
     105 South Drive, Suite 200
     Mountain View, California 94040
     Attention: Mark D. Mordell



     VA RESEARCH, INC., a California corporation ("Sublessee") hereby certifies as follows:

     A. Boca Global, Inc., a Florida corporation ("Sublessor"), is the tenant under that certain Lease dated June 2, 1998 ("Master Lease"), executed by Bordeaux Partners LLC, a California limited liability corporation ("Lessor"), as landlord, and Sublessor, as tenant, covering the property located at 1376-1380 Bordeaux Drive, Sunnyvale, California (the "Property"). Pursuant to the Master Lease, Sublessor has leased space commonly known as 1380 Bordeaux Drive, Sunnyvale, California (the "Premises") at the Property.

B. The undersigned is the Sublessee under that certain Sublease dated February 18, 1999 (the "Sublease"), executed by Sublessor, and the undersigned, as Sublessee, covering 29,326 square feet on the first floor of the Premises ("Sublease Premises") and has paid to Sublessor a security deposit of *. The term of the Sublease commenced on February 23, 1999 and the expiration date of the Sublease is September 30, 2002. Sublessee has paid rent through July 15, 1999. The next rental payment in the amount of * is due on August 15, 1999. Sublessee is required to currently pay * of all annual operating expenses for the Premises.

     C. Except as expressly provided in the Sublease and the other documents attached hereto, Sublessee does not have any right or option to renew or extend the term of the Sublease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Sublease Premises, the Premises or the Property.

     D. Sublessee has no right of refusal, option to expand, option to terminate, option to purchase, or exclusive business rights, except as expressly provided in the Lease and the other documents attached hereto.

     E. True, correct and complete copies of the Sublease and all amendments, modifications and supplements thereto are attached hereto. The Sublease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Sublessee and Sublessor with respect to the Sublease Premises and the Property. There are no other amendments, modifications or supplements to the Sublease, whether oral or written.

     F. All space and improvements leased by Sublessee have been completed and furnished in accordance with the provisions of the Sublease, and Sublessee has accepted and taken possession of the Sublease Premises.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


                                       1.

     G. The Sublease is presently in full force and effect. Sublessor is not in any respect in default in the performance of the terms and provisions of the Sublease. Sublessee is not in any respect in default under the Sublease and has not assigned, transferred or hypothecated the Sublease or any interest therein or subleased all or any portion of the Sublease Premises.

     H. There are not offsets or credits against rentals payable under the Sublease and no free periods or rental concessions have been granted to Sublessee, and there exist no counterclaims or defenses of Sublessee under the Sublease against Sublessor (or events that would constitute a basis for the same upon lapse of time or the giving of notice).

     I. Sublessee has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any explosive, corrosive, hazardous or toxic materials or substances, or materials capable of emitting toxic fumes, on the Sublease Premises, the Premises or the Property except as follows (if none, state "none"):
                                ------------------------------------------------

--------------------------------------------------------------------------------

     This Estoppel Certificate is given to California Bavarian Corporation, a California corporation ("CBC") with the understanding that CBC will rely hereon in connection with the conveyance of the Property of which the Sublease Premises constitutes a part. Sublessee understands and acknowledges that lessor will assign its interest in the Sublease to CBC. Following any such conveyance, Sublessee hereby agrees that the lease shall remain in full force and effect. Upon receipt of notice of such assignment, Sublessee will perform all of Sublessee's obligations, as applicable, under the Sublease to CBC.

Dated: August 4, 1999                           "SUBLESSEE"

                                                VA RESEARCH, INC.,
                                                a California corporation


                                                By: /s/ TODD SCHULL
                                                    ----------------------------
                                                Printed Name: Todd Schull
                                                              ------------------
                                                Title: VP & CFO
                                                       -------------------------


          (ATTACH SUBLEASE AND AMENDMENTS TO THIS ESTOPPEL CERTIFICATE)


                                       2.